                        Med/Waste Inc. and Subsidiaries

             Exhibit 11 - Computation of Earnings (Loss) Per Share

                                  (Unaudited)





                                                             Three Months Ended September 30, 1996
                                                             -------------------------------------
                                                                1996                        1995
                                                             ---------                   ---------
 Net income (loss)                                           $   (49,310)            $      12,287
                                                             ===========             =============

 Weighted average shares outstanding                           2,067,147                 1,874,017
                                                             ===========             =============

 Net earnings (loss) per share                               $      (.02)            $         .01
                                                             ===========             =============





                                                               Nine Months Ended September 30, 1996
                                                               ------------------------------------

                                                                 1996                        1995


 Net income (loss)                                           $   135,075             $    (180,901)
                                                             ===========             =============
 Weighted average shares outstanding                           1,962,723                 1,876,219
                                                             ===========             =============
 Net earnings (loss) per share                               $       .07             $        (.10)
                                                             ===========             =============




                                       14